Delaine Corporation S-1/A
Exhibit 23.1

September 15, 2011

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated August 13, 2011 accompanying the audited financial statements of Delaine Corporation as of June 30, 2011 and 2010, in the Registration Statement on Form S-1/A Amendment No. 3, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.

Very truly yours,

Kyle L. Tingle
Kyle L. Tingle, CPA, LLC